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                                                                   Exhibit 10.37

                              SEVERANCE AGREEMENT


     Agreement made this 29th day of November, 1995, by and between Fretter, Inc., a Michigan Corporation (the "Company"), and ________________________ (the "Employee").


                                   BACKGROUND


     Employee is currently employed by the Company in the position of ______________________________. In consideration of Employee's past, present and future services to the Company, the Company desires to provide for the payment of certain compensation to Employee upon the occurrence of certain events, all as more fully set forth below.

     In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

     1. TERM.    This Agreement shall continue for a period beginning on the date hereof and ending on the earliest of the following (as defined below, hereinafter, the "Term"):

           (a) the date Employee dies or becomes permanently disabled (permanent disability, being defined as his failure to render services of the character which he had previously rendered to the Company, because of his physical or mental illness or other incapacity beyond his control, for a significant period of time, as reasonably determined by the Board of Directors of the Company or its chief executive officer;

           (b) the date of termination of Employee's employment with the Company for cause (as defined in Section 2);

           (c) by mutual agreement of the Company and Employee; or

           (d) upon the voluntary termination by Employee of Employee's employment with the Company by resignation, retirement or otherwise.


     2. CAUSE DEFINED.    For purposes of this Agreement, termination by the
Company for "Cause" shall mean termination for any one of the following reasons:

           (a) the Employee's continued and deliberate neglect of his employment duties as determined by the Board of Directors of the Company or its chief executive officer;

           (b) the Employee's use, possession, or distribution of illegal drugs on Company property or during Company time, or evidence of habitual use or distribution of such substances at any time;



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           (c) deliberate misconduct of the Employee in connection with the performance of his duties, including without limitation, violation of the Company's express written policies, misappropriation of funds or property of the Company, accepting bribes or kick-backs in connection with any transaction entered into on behalf of the Company or disclosing information of the Company known to be confidential;

           (d) the Employee's failure to disclose to the Company any personal interest he has in a Company transaction;

           (e) conviction of Employee for any felony, fraud or embezzlement; or

           (f) the willful engaging by the Employee in gross misconduct which is likely to be injurious to the Company, monetarily or otherwise, in the Company's reasonable judgement.


     3. TERMINATION.    In addition to the "incentive compensation bonus" more
fully described in Section 4(a), if, during the Term of this Agreement, Employee's employment with the Company is terminated as set forth below, the Company will pay to Employee "severance compensation" in the amount and manner more fully described in Section 4(b):

           (a) The Company terminates Employee's employment without Cause; or

           (b) The Employee terminates Employee's employment due to the fact that without Employee's consent: (i) the duties or responsibilities assigned to Employee are substantially and materially reduced to a level beneath that which Employee enjoys on the date which the Company notifies Employee of such reduction in duties and responsibilities; (ii) the duties and responsibilities assigned to Employee are substantially and materially inconsistent with those which Employee has on the date which the Company assigns such inconsistent duties and responsibilities; (iii) Employee's base annual salary is materially reduced to a level below that which Employee enjoys on the date of notification of such reduction; and
      (iv) Employee's principal place of employment with the Company is changed to a location greater than seventy-five (75) miles from Employee's current principal place of employment with the Company on the date hereof; provided however, that for any termination by Employee under this
      Section 3(b), the Employee shall first have given the Company written notice of Employee's intention to terminate his employment, specifying the reason(s) therefor, and provided further, that the Company shall not have cured or remedied the reason(s) specified in such notice prior the expiration of ten (10) business days following receipt of notice by the Company.

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     4. COMPENSATION PAYMENTS TO EMPLOYEE.

           (a) Incentive Compensation Bonus.    Employee shall be entitled to
      receive a bonus for each of the periods ending July 31, 1996 and December 31, 1996 (each, a "Bonus Payment Date") equal to $______ payable on each Bonus Payment Date if, and only if, Employee is employed by the Company as of the respective Bonus Payment Date. If Employee's employment with the Company is terminated for reasons specified in Section 3, or the term of this Agreement expires for the reason specified in Section 1(a), in either case prior to a Bonus Payment Date, Employee shall be entitled to a portion of the Incentive Compensation Bonus payable on such Bonus Payment Date prorated for the period up to the date of Employee's termination or Agreement expiration, in such case, payable in the same manner as Severance Compensation, as particularly described in Section 4(b).

           (b) Severance Compensation.    If Employee's employment with the
      Company is terminated for reasons specified in Section 3, then employee shall be entitled to a one-time lump sum payment in the amount of $_______, payable not later than 10 days from the date of Employees termination.


     5. WITHHOLDING.    Company may withhold from any benefits payable under
this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     6. NONASSIGNABILITY.    Neither this Agreement nor any right or interest
hereunder shall be assignable by Employee or his legal representatives.

     7. SUCCESSORS AND ASSIGNS.    This Agreement shall inure to the benefit of
and be binding upon any corporate or other successor of the Company which may acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets of the Company, and shall otherwise inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with or transferring all or substantially all of its assets to another person. In that event, such other person shall assume this Agreement and all obligations of the Company hereunder. Upon such a consolidation, merger, or transfer of assets and assumption, the term "Company" as used herein, shall mean such other person and this Agreement shall continue in full force and effect.


     8. WAIVERS NOT TO BE CONTINUED.    Any waiver by a party of any breach of
this Agreement by another party shall not be construed as a continuing waiver or as a consent to any subsequent breach by the other party.

     9. NOTICES.    All notices, requests, demand and other communications
hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or




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registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice:

     If to Employee, to:

     ______________________
     ______________________
     ______________________

     If to the Company, to:

     ______________________
     ______________________
     ______________________
     ATTN:  _______________

     With a copy to:
     ______________________
     ______________________
     ______________________
     ATTN:  _______________

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

     10. GENERAL PROVISIONS.

           (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements between the parties. No amendment, supplement, waiver or termination hereof shall be binding unless reduced to writing and executed by the parties hereto.

           (b) This Agreement shall not limit or infringe upon the right of the Company to terminate the employment of Employee at any time for any reason, nor upon the right of Employee to terminate his employment with the Company.

           (c) The term "person" as used in this Agreement means a natural person, joint venture, corporation, sole proprietorship, trust, estate, partnership, cooperative, association, non-profit organization or any other legally cognizable entity.

           (d) No failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any



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      single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other rights, power or remedy.

           (e) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

           (f) This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the State of Michigan applicable to contracts executed and to be performed solely in the State of Michigan.


         IN WITNESS WHEREOF, the parties have executed this Severance Agreement as of the day and year first above written.

                             "COMPANY"
                             FRETTER, INC.

                             By: _________________________________

                             Its: ________________________________


                             "EMPLOYEE"

                             _____________________________________




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